SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2002

PacifiCare Health Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-21949 (Commission File Number)	95-4591529 (IRS Employer Identification Number)

3120 Lake Center Drive
Santa Ana, California 92704
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 825-5200

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Item 9. Regulation FD Disclosure
SIGNATURE

Item 9. Regulation FD Disclosure

     The information set forth in this Current Report on Form 8-K, or Current Report, is being furnished for informational purposes only pursuant to Regulation FD and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of Section 18 of the Exchange Act. None of this information may be incorporated by reference into any other filings we have made or may make pursuant to the Exchange Act or the Securities Act of 1933, as amended, or the Securities Act, unless the information contained in this Current Report is expressly and specifically identified in such filing as being incorporated by reference therein.

     By furnishing the information in this Current Report, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

     As used herein, the words “we,” “our,” “ours” and “us” refer to PacifiCare Health Systems, Inc.

Forward Looking Statements

     Some of the statements contained in this Current Report are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future financial and/or operating performance and can generally be identified as such because the context of the statement will include words such as “may,” “will,” “plans,” “anticipates,” “expects,” “range,” “guidance,” or “approximate,” the negative of these words or words of similar import. Similarly, statements that describe our future expectations (for our financial or operating performance or otherwise), plans, strategies, intentions, objectives, goals or prospects are also forward-looking statements. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties set forth below and under “Risk Factors” in our Quarterly Report on Form 10-Q for our quarter ended March 31, 2001, or Quarterly Report, that could cause actual results to differ materially from those anticipated as of the date of this Current Report. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. In evaluating these statements, you should specifically consider the risks described below and in the Quarterly Report.

     We expect our full-year 2002 diluted earnings per share to range between $3.55 and $3.65, and for the quarter ended June 30, 2002, to range between $0.90 and $0.93, including the positive impact of the elimination of goodwill amortization under Statements of Financial Accounting Standards, or SFAS, No. 142, Goodwill and Other Intangible Assets. Our earnings per share expectations do not include any anticipated goodwill impairment charges during 2002. Excluding the effect of SFAS No. 142 altogether, our expected full-year 2002 earnings per share range of $1.95 to $2.05 indicates that we expect to achieve at least 15% growth in operating income over

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2001. Our guidance assumes that during 2002, total revenues will decline approximately 6%, or approximately $700 million, from 2001 revenues. We expect to lose approximately 150,000 commercial members and 130,000 senior members, primarily as a result of exits of unprofitable markets and products, increased premiums and benefit reductions, and for our membership declines to more than offset our premium increases. During 2002, as a result of our efforts to expand our health services portfolio, we expect our aggregate pharmacy benefit management, or PBM, dental and behavioral health plan membership to increase by approximately 2.0 million, including both members covered by our commercial or senior health maintenance organizations, or HMOs, and members unaffiliated with our HMOs. In 2002, we expect the commercial medical loss ratio to range from 86% to 87%, and the senior medical loss ratio to range from 89% to 90%. Our expectation for selling, general and administrative expenses as a percentage of operating revenue (excluding net investment income) for 2002 is that the percentage will rise to at least 11.5%, primarily as a result of $80 million that we expect to spend for information technology investments, PBM expansion and a branding advertising campaign. We plan to fund these expenditures in part through savings that result from the restructuring program that we began in the fourth quarter of 2001. We expect EBITDA, defined as net income plus interest expense, provision for income taxes and depreciation and amortization expense, before impairment, disposition, restructuring and other charges (credits), Office of Personnel Management credits and the cumulative effect of a change in accounting principle, for 2002 to approximate $375 million. Due to the risks described above and throughout other parts of our Quarterly Report, particularly those relating to our membership and our ability to control health care costs, we may not achieve our expected operating results. Our results may also be impacted by other factors beyond our control, such as returns on our investment portfolio and interest rates on our senior credit facility.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PacifiCare Health Systems, Inc.

Dated: May 3, 2002	By:	/s/ Susan L. Berkel

Susan L. Berkel Senior Vice President and Corporate Controller (Chief Accounting Officer)

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